Exhibit 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP

Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorportion by reference in this Registration Statement on Form S-8 of our report dated March 18, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Berkshire Hills Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, MA
September 26, 2013